SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2006
ORBIMAGE Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50933	20-2759725

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
21700 Atlantic Boulevard
Dulles, Virginia 20166
(703) 480-7500

(Address and Telephone Number of Principal Executive Offices)
N/A

(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Effective as of August 1, 2006, ORBIMAGE Holdings Inc., (“Company”) and ORBIMAGE Inc. (the “Subsidiary”) entered into a Director Indemnification Agreement (“Agreement”) with Martin C. Faga, in connection with his election to the Boards of Directors of the Company and the Subsidiary, as described in Item 5.02 below.
The terms of the Indemnification Agreement provide, among other things, that the Company or the Subsidiary, as the case may be, will indemnify such director, acting in good faith, against any and all losses, claims, damages, expenses and liabilities arising out of their service to, and activities on behalf of, the Company or the Subsidiary. The form of the Agreement is attached hereto as Exhibit 10.1.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (d) Election of Director
On August 1, 2006, at a regularly scheduled board meeting, the Boards of Directors of ORBIMAGE Holdings Inc. and ORBIMAGE Inc. elected Martin C. Faga to serve as a Director of the Company and the Subsidiary effective immediately. Mr. Faga has served as a trustee on the Board of Trustees for the MITRE Corporation (“MITRE”), a non-profit organization, since May 2000. Mr. Faga served as President and Chief Executive Officer of MITRE from May 2000 through June 2006. Mr. Faga is also a board member of the Association of Former Intelligence Officers, a 501(c)(3) tax exempt organization devoted to education about and support for U.S. intelligence. A copy of the August 3, 2006 press release announcing Mr. Faga’s appointment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.
In connection with Mr. Faga’s appointment to the Board, the Board approved a resolution to decrease the board size from 8 members to 7 members. As a result of this resolution and Mr. Faga’s election to the Board, there are no vacancies remaining on Company’s or the Subsidiary’s Board.
Mr. Faga has been appointed to the Board’s Strategy and Risk Committee.
There is no understanding or arrangement between Mr. Faga and any other person or persons with respect to his appointment as director. Since January 1, 2005, there have been no transactions, nor are there any currently proposed transactions to which ORBIMAGE Holdings Inc. or its subsidiaries, was or is to be a party with Mr. Faga, or in which any member of his immediate family, had, or will have a direct or indirect material interest.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1. Form of Directors Indemnity Agreement
99.1. Press Release, dated August 3, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2006	ORBIMAGE Holdings Inc.

	By:	/s/ William L. Warren

William L. Warren
Vice President, General Counsel & Secretary